UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 24, 2009, each member of the board of directors of First National Bancshares, Inc. (the "Company") invested in a private placement offering in which the directors collectively purchased for $550,500 a total of (i) 550,500 shares of the Company's common stock and (ii) warrants to purchase 137,625 additional shares of the Company's common stock.  Each warrant has an exercise price of $1.00 and is exercisable for a period of three years beginning upon the date of issuance.

There were no brokerage or underwriting commissions paid in the private placement. The common stock and warrants were sold under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because they were transactions by an issuer that did not involve a public offering.

This information is provided under Rule 135 of the Securities Act of 1933 and is not an offer to sell or is not soliciting an offer to buy these securities.

Item 8.01. Other Events.

On August 26, 2009, the Company announced that it has reached an agreement in principle to modify its loan agreement with Nexity Bank (the "Lender").  The modifications to the loan agreement with the Lender would include revisions to the financial covenants which would cure existing covenant violations and eliminate the uncertainty surrounding the Lender’s intention to continue granting quarterly waivers of the covenant defaults on the line of credit through December 31, 2009.  This uncertainty is one of the factors that has cast doubt about the Company’s ability to continue in operation.  The Company's management will continue to assess a number of factors including liquidity, capital, and profitability that affect the Company's ability to continue in operation.

A copy of the press release is attached as Exhibit 99.1 to this report, and incorporated herein by reference to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits	Description
The following exhibit is filed as part of this report:

Exhibit
Number	Description

99.1	Press Release issued August 26, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: August 28, 2009	By: Name: Title:	/s/ Kitty B. Payne Kitty B. Payne EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued August 26, 2009.